A G R E E M E N T is to be effective as of the 2nd day of December, 2013, by and between Green Arrow Consulting, LLC, maintaining its principal offices at 78552 Pompeii Ct. La Quinta, CA 92253 (hereinafter referred to as "Green Arrow Consulting, LLC") and Solaris Power Cells, Inc., which maintains its principal offices at 3111 East Tahquitz Way, Palm Springs, CA 92262, (hereinafter referred to as "Client").

W I T N E S E T H:

WHEREAS, Green Arrow Consulting, LLC is engaged in the business of providing and rendering public relations and communications services, and has knowledge, expertise and personnel to render the requisite services to Client; and

WHEREAS, Client is desirous of retaining Green Arrow Consulting, LLC for the purpose of obtaining public relations and corporate communications services, so as to better, more fully and more effectively deal and communicate with its shareholders and the investment community.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, it is agreed as follows:

Engagement of Green Arrow Consulting, LLC. Client herewith engages Green Arrow Consulting, LLC, and Green Arrow Consulting, LLC agrees to render to Client public relations, communications, advisory and consulting services, detailed more fully in the SCHEDULE A-2 addendum.

The consulting services to be provided by Green Arrow Consulting, LLC shall include, but are not limited to, the development, implementation and maintenance of an ongoing program to increase the investment community's awareness of Client's activities and to stimulate the investment community's interest in Client. Client acknowledges that Green Arrow Consulting, LLC's ability to relate information regarding Client's activities is directly related to the information provided by Client to Green Arrow Consulting, LLC.

Client acknowledges that Green Arrow Consulting, LLC will devote such time as is reasonably necessary to perform the services for Client, having due regard for Green Arrow Consulting, LLC's commitments and obligations to other business for which it performs consulting services.

Term and Termination. This Agreement shall be for a period of open months, commencing on the effective date hereof. If the parties hereto desire to extend the relationship, the parties will renew this Agreement or enter into a new Agreement.

Treatment of Confidential Information. Company shall not disclose, without the consent of Client, any financial and business information concerning the business, affairs, plans and programs of Client which are delivered by Client to Green Arrow Consulting, LLC in connection with Green Arrow Consulting, LLC's services hereunder, provided such information is plainly and prominently marked in writing by Client as being confidential (the "Confidential Information"). Green Arrow Consulting, LLC will not be bound by the foregoing limitation in the event:

(I)	The Confidential Information is otherwise disseminated and becomes public information,

or

(II)	Green Arrow Consulting, LLC is required to disclose the Confidential Information pursuant to a subpoena or other judicial order.

Representation by Green Arrow Consulting, LLC of Other Clients. Client acknowledges and consents to Green Arrow Consulting rendering public relations, consulting and/or communications services to other clients of Green Arrow Consulting, LLC engaged in the same or similar business as that of Client.

Indemnification by Client as to Information Provided to Green Arrow Consulting, LLC. Client acknowledges that Green Arrow Consulting, LLC, in the performance of its duties, will be required to rely upon the accuracy and completeness of information supplied to it by Client's officers, directors, agents and/or employees. Client agrees to indemnify, hold harmless and defend Green Arrow Consulting, LLC, its officers, agents and/or employees from any proceeding or suit which arises out of or is due to the inaccuracy or incompleteness of any material or information supplied by Client to Green Arrow Consulting, LLC.

Indemnification by Green Arrow Consulting, LLC. Green Arrow Consulting, LLC agrees to indemnify, hold harmless and defend Client, its officers, agents and/or employees from any proceeding or suit which arises out of or is due to the actions, negligent or otherwise, of Green Arrow Consulting, LLC, its subsidiaries, agents, employees or affiliates in the performance of its obligations under the Agreement.

Independent Contractor. It is expressly agreed that Green Arrow Consulting, LLC is acting as an independent contractor in performing its services hereunder. Client shall carry no workers compensation insurance or any health or accident insurance on Green Arrow Consulting, LLC or consultant's employees. Client shall not pay any contributions to social security, unemployment insurance, Federal or state withholding taxes nor provide any other contributions or benefits that might be customary in an employer-employee relationship.

Non-Assignment. This Agreement shall not be assigned by either party without the written consent of the other party.

Compensation. SEE SCHEDULE A-I

Notices. Any notice to be given by either party to the other hereunder shall be sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to such party at the address specified on the first page of this Agreement or such other address as either party may have given to the other in writing.

Modification and Waiver. This Agreement may not be altered or modified except by writing signed by each of the respective parties hereof. No breach or violation of this Agreement shall be waived except in writing executed by the party granting such waiver.

Entire Agreement. This writing constitutes the entire Agreement between the parties, and replaces and supersedes any previous agreement that may exist. This Agreement can only be modified by a written contract signed by both parties. In the event that any party brings suit to enforce any part of this Agreement, the prevailing party shall recover attorney fees and legal costs.

Governing Law/Venue. This Agreement shall be governed under the laws of the State of California and any claim arising here from shall be submitted to a court of competent jurisdiction located in Riverside County, California.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

GREEN ARROW CONSULTING, LLC

By: /s/signed                                              Date: 12/04/2013                                    Thomas N. Mahoney, Managing Director

By: /s/signed                                              Date: 12/04/2013                                   Vincent Palmieri, CEO

END

SCHEDULE A-I
(COMPENSATION)

For the services to be rendered and performed by Green Arrow Consulting, LLC Advisors, LLC/JT Trading, LLC during the term of this Agreement, Client shall, upon acceptance of this Agreement, cause to be issued to the name of Green Arrow Consulting, LLC:

250,000 144 restricted shares due upon the execution of this agreement for 6 Months of services.

GREEN ARROW CONSULTING, LLC

By: /s/signed                                              Date: 12/04/2013                                    Thomas N. Mahoney,  Managing Director

By: /s/signed                                              Date: 12/04/2013                                    Vincent Palmieri CEO

END

SCHEDULE A-2
(DESCRIPTION OF SERVICES)

Initial CEO Conference Call / Follow-Up Calls Can Be Recorded for Promotional Use

Investment Considerations / Bullet Points Developed

1 to 4-Page Corporate Stock Profile Prepared

Press Release Writing, Conception and Strategy, and Scheduling Services

Chat Room/Social Media Management -Investor Sentiment Management

Daily Outbound Tele-Campaign to New Investors

Proactive Market Maker Communications and Relations

Bid Support and Other Strategic Bid / Ask Representation

Current Shareholder Relations, Communications & Management

Gathering of Contact "Information and Key Qualifying Data on All—Existing Shareholders & Interested Investors

END